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                                                                   EXHIBIT 99.14

                        EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                                ENROLLMENT/CHANGE FORM

            Action                                  Complete Sections:
            ------                                  ------------------
SECTION 1:  / /  New Enrollment                     2, 3, 7 AND sign attached
ACTION                                              Stock Purchase Agreement
            / /  Change Payroll Deductions          2, 4, 7
            / /  Terminate Payroll Deductions       2, 5, 7
            / /  Leave of Absence                   2, 6, 7

________________________________________________________________________________

SECTION 2:  Name _____________________________________________________
PERSONNEL          Last         First          MI         Dept.
DATA
            Home Address______________________________________________
                                         Street

              ________________________________________________________
              City            State          Zip Code

              Social Security #:   / / / / / /  - / / / /  - / / / / / / / /
________________________________________________________________________________
SECTION 3:  Effective with the Purchase
NEW         Interval Beginning:              Payroll Deduction Amount:  _____%
ENROLLMENT  / /  February 1, 199_             of cash earnings*
            / /  August 1, 199_            * Must be a multiple of 1% up to a
                                               maximum of 10% of cash earnings

            / /  Initial Offering
                 Period -- ___________, 1996
________________________________________________________________________________
SECTION 4:  Effective with the                         I authorize the following
CHANGE      Pay Period Beginning:___________________   new level of payroll
PAYROLL                          Month, Day and Year   deductions:___% of cash
DEDUCTIONS                                             earnings*
                                                     * Must be a multiple of 1%
                                                       up to a maximum of 10% of
                                                       cash earnings
    NOTE:   You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form.  You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
________________________________________________________________________________
SECTION 5:  Effective with the                        Your election to
TERMINATE   Pay Period Beginning:___________________  terminate your payroll
PAYROLL                          Month, Day and Year  deductions for the
DEDUCTIONS                                            balance of the offering
                                                      period cannot be changed,
                                                      and you may not rejoin
                                                      the offering period at a
                                                      later date.  You will not
                                                      be able to resume
                                                      participation in the
                                                      ESPP until a new
                                                      offering period begins.

            In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six (6)-month purchase interval:

            / / Purchase shares of AFC at end of the interval
                              OR
            / / Refund ESPP payroll deductions collected

   NOTE:    If your employment terminates for any reason or  your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your
            ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
________________________________________________________________________________
SECTION 6   In connection with my unpaid leave of absence, I elect the following
LEAVE OF    action with respect to my ESPP payroll deductions to date in the
ABSENCE     current purchase interval:

            / / Purchase shares of AFC at end of the interval
                            OR
            / / Refund ESPP payroll deductions collected

    NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
________________________________________________________________________________
SECTION 7
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


_______________________________     ___________________________________________
               Date                   Signature of Employee